Exhibit 99.1

Anixa Announces Strategic Program Realignment Focused on Advancement of its Therapeutic and Vaccine Pipeline

Focusing Resources on Existing Breast Cancer Vaccine, CAR-T Therapy and Covid-19 discovery Technologies and Expanding Therapeutics Portfolio

SAN JOSE, Calif., July 2, 2020 /PRNewswire/-- Anixa Biosciences, Inc. (NASDAQ: ANIX), a biotechnology company focused on the treatment and prevention of cancer and infectious diseases, today announced that it has strategically realigned its business focus and redirected resources to exclusively focus on the development of therapeutics and vaccines in high-need patient populations.  As part of this realignment, the company has suspended development of the Cchek™ liquid biopsy technology.

Going forward, Anixa’s operations will center entirely on the development and expansion of its therapeutics and vaccine portfolio, which includes a cancer immunotherapy program being developed in partnership with the Moffitt Cancer Center, that uses chimeric endocrine receptor T-cell (CER-T) technology, a novel type of CAR-T.  Anixa is also developing a cancer vaccine technology addressing breast cancer with a specific focus on triple negative breast cancer (TNBC), the most lethal form of the disease, in partnership with the Cleveland Clinic.  Anixa will continue drug discovery and development of Covid-19 therapies, in partnership with OntoChem, GmbH.  In addition, Anixa will continue to examine emerging therapeutic technologies for further development.

"Due to the evolving dynamics of the diagnostics market during this pandemic and projected disruptions in this industry, we see greater opportunity to benefit patients and our shareholders as a therapeutics-directed company,” said Amit Kumar, Ph.D., Chief Executive Officer of Anixa.  "The pandemic and market forces have made it clear that we need to pivot.  Our confidence in the Cchek™ technology remains undiminished, but we feel the prudent decision is to suspend work on diagnostics at this time.”

Dr. Kumar continued, “Anixa is a company built on the efficient use of capital.  Capital allocation decisions are made based on the potential to provide the highest return to shareholders.  We are all aware of the challenges to various industries caused by the coronavirus pandemic.  The diagnostics industry is not immune, and considering this, as well as certain characteristics of our program, we have chosen this course of action.  This decision will free up capital that we can devote to advance our existing therapeutic programs and to in-license and initiate innovative new assets that will help drive the greatest value for our shareholders.”

About Anixa Biosciences, Inc.

Anixa is a publicly-traded biotechnology company developing a number of programs addressing cancer and infectious disease.  Anixa's therapeutic portfolio includes a cancer immunotherapy program which uses a novel type of CAR-T, known as chimeric endocrine receptor T-cell (CER-T) technology, and a Covid-19 therapeutics program focused on inhibiting certain viral protein function.  The company’s vaccine portfolio consists of a technology focused on the immunization against α-Lactalbumin to prevent triple negative breast cancer (TNBC).  Anixa continually examines emerging technologies in complementary fields for further development and commercialization.  Additional information is available at www.anixa.com.

Forward-Looking Statements:  Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not statements of historical facts, but rather reflect Anixa’s current expectations concerning future events and results.  We generally use the words "believes," "expects," "intends," "plans," "anticipates," "likely," "will" and similar expressions to identify forward-looking statements.  Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  These risks, uncertainties and factors include, but are not limited to, those factors set forth in "Item 1A - Risk Factors" and other sections of our most recent Annual Report on Form 10-K as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release.

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Anixa contact:

Mike Catelani

mcatelani@anixa.com

408-708-9808

Tiberend Strategic Advisors, Inc.

Miriam Miller (Investors)

mmiller@tiberend.com

212-375-2694

Johanna Bennett (Media)

jbennett@tiberend.com

212-375-2686

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